EXECUTION VERSION

UNIVAR INC.
15,000,000 SHARES OF COMMON STOCK
UNDERWRITING AGREEMENT
January 31, 2017
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
The holders named in Schedule I hereto (the “Selling Stockholders”) of Univar Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 15,000,000 shares of common stock (the “Shares”), $0.01 par value (the “Stock”) of the Company.
1.(a) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholders that:
(i)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-215046) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post- effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
(iii)    For the purposes of this Agreement, the “Applicable Time” is 6:30 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by any Issuer Free Writing Prospectuses and the other information listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
(iv)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
(vi)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in (i) the capital stock of the Company or its subsidiaries or (ii) long term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package (any such change pursuant to clauses (i) or (ii) a “Material Adverse Change”);
(vii)    The Company and its subsidiaries, taken together as a whole, have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) (other than the Liens granted under or otherwise permitted by agreements and instruments governing the Company’s existing indebtedness described in the Pricing Disclosure Package) that would reasonably be expected to have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than agreements and instruments governing the Company’s existing indebtedness described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) and except as do not materially interfere with the use of such properties;
(viii)    Each of the Company and its “significant subsidiaries” as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Act (each, a “Significant Subsidiary”) (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) has been duly qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) and (ii), where the failure to be in good standing or to be so qualified or to have such power or authority would not reasonably be expected to have a Material Adverse Effect;
(ix)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and, in each case, except as otherwise set forth in the Pricing Disclosure Package), are owned directly or indirectly by the Company, free and clear of all Liens other than the Liens granted under or otherwise permitted by agreements and instruments governing the Company’s existing indebtedness described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);
(x)    The Shares to be sold by the Selling Stockholders have been duly and validly authorized, duly and validly issued and fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;
(xi)    The sale of the Shares to be sold by the Selling Stockholders and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational document, of the Company, or any of its Significant Subsidiaries, or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the Time of Delivery; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares by the Selling Stockholders or the consummation by the Company and the Selling Stockholders of the transactions contemplated by this Agreement, except (A) for the registration under the Act of the Shares, (B) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (D) as disclosed in the Pricing Disclosure Package, (E) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the Time of Delivery, and (F) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect or would not reasonably be expected to materially adversely impact consummation of the transactions contemplated by this Agreement;
(xii)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its certificate of incorporation or by-laws, or other organizational document (which, for the avoidance of doubt, does not include the Fourth Amended and Restated Stockholders Agreement, dated as of June 23, 2015, by and among the Company, CD&R Univar Holdings, L.P., Univar N.V., Dahlia Investments Pte. Ltd. and the Stockholders party thereto from time to time, as such may be amended or restated from time to time), as applicable, or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xiii)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “U.S. Federal Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;
(xiv)    Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or, to the knowledge of the Company, any of its subsidiaries is a party or of which any property of the Company or, to the knowledge of the Company, any of its subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;
(xv)    The Company is not and, after giving effect to the sale of the Shares by the Selling Stockholders, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(xvi)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xvii)    Ernst & Young, LLP (“E & Y”), who have certified certain financial statements of the Company and its subsidiaries and who have audited certain consolidated financial statements of the Company included in the Pricing Disclosure Package, have advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;
(xviii)    The Company maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(xix)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, to the knowledge of the Company, there has been no change in the Company’s internal accounting controls that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal accounting controls;
(xx)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;
(xxi)    This Agreement has been duly authorized, executed and delivered by the Company;
(xxii)    Neither the Company nor, to the knowledge of the Company, any of the Company’s subsidiaries or any director, officer or employee acting on behalf of the Company or any of its subsidiaries (which, for the avoidance of doubt, does not include any third party representative, agent, distributor or other intermediary who is not acting on the Company’s behalf) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
(xxiii)    The operations of the Company and, to the knowledge of the Company, the operations of the Company’s subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of the United States and any related or similar statutes (including, without limitation, the USA PATRIOT Act of 2001), rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the knowledge of the Company, pending or threatened;
(xxiv)    Neither the Company nor to the knowledge of the Company, the Company’s subsidiaries, or any of their respective directors, officers or employees, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
(xxv)    The Company and each of its subsidiaries collectively own, or have the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know- how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, no claim has been asserted and is pending by any person against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect;
(xxvi)    The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company, as the case may be). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its Significant Subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;
(xxvii)    The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxviii)    Except as disclosed in the Pricing Disclosure Package, there is no claim or environmental remediation project pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, state, local or foreign law, statute, regulation, binding ordinance, order, judgment, decree or rule (including rule of common law) now in effect concerning or governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials;

(xxix)    There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;
(xxx)    The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of the Business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect; and
(xxxi)    (A) The Company will deliver to the Underwriter (or its agent), on or before the Time of Delivery a copy of a certificate furnished to a Selling Stockholder with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Time of Delivery as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and (B) the Company will mail the required notice to the IRS, as described in Treasury Regulations 1.897-2(h)(2) within thirty (30) days of providing the copy of the certificate in (A).
(b)    Each of the Selling Stockholders severally, and not jointly, if applicable, represents and warrants to, and agrees with, the Underwriter and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, or will be obtained prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder;
(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such

Selling Stockholder is subject, (B) violate the provisions of any organizational or similar documents pursuant to which such Selling Stockholder was formed or (C) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clause (A) or clause (C), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and thereunder;
(iii)    Immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will be the beneficial or record holder of the Shares to be sold by such Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriter has no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, the Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;
(iv)    [Reserved]
(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;
(vi)    To the extent, but only to the extent, that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement, Pricing Prospectus, and Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and any Issuer Free Writing Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made);
(vii)    In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9, W- 8BEN, W-8BENE or W-8IMY (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
2.    Subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, to purchase from each Selling Stockholder, at a purchase price per share of $28.70, the number of Shares set forth opposite each Selling Stockholder’s respective name in Schedule I hereto.
3.    The Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus upon release of the Shares.
4.    (a) The Shares to be purchased by the Underwriter hereunder, are in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon prior notice to the Company and the Selling Stockholders and shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the applicable Selling Stockholder to the Underwriter. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 3, 2017 or such other time and date as the Underwriter, the Company and the Selling Shareholders may agree upon in writing. Such time and date are herein called the “Time of Delivery”.
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(n) and Section 8(o) hereof will be delivered at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be book-

entry delivery at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with the Underwriter:
(a)    To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery without the Underwriter’s consent which shall not be unreasonably withheld; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);
(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Underwriter and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof;
(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
(d)    Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(e)    Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus (and to the extent the Prospectus is not available, the Pricing Disclosure Package) in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus (or the Pricing Disclosure Package, as applicable) in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus (or the Pricing

Disclosure Package, as applicable) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act or, as applicable, the Pricing Disclosure Package) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein (or Pricing Disclosure Package, as applicable) in order to comply with the Act or the Exchange Act, to notify the Underwriter and upon the Underwriter’s request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus (or Pricing Disclosure Package, as applicable) or a supplement to the Prospectus (or Pricing Disclosure Package, as applicable) which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(f)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(g)    During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (C) any shares of Stock issued or options to purchase Stock granted pursuant to existing employee benefit plans of the Company and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (D) any shares of Stock issued pursuant to any employee stock purchase plan, non-employee director stock plan or dividend reinvestment plan and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (E) the filing of any registration statement on Form S-8, or (F) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (F) does not exceed 10% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Underwriter an agreement substantially in the form of Annex I hereto), without having received a prior written waiver from the Underwriter; and
(h)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(a) and 457(c) under the Act.
6.    (a)    The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and the Underwriter, represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus that would require a filing under the Act; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) and Schedule II(b) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;
(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing

Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.
7.    The Company covenants and agrees with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) up to $15,000 in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the costs, fees and expenses incurred by the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriter in an amount not to exceed $30,000; (vi) the cost of preparing stock certificates; if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the travel expenses incurred by or on behalf of representatives of the Company in connection with attending or hosting meetings with prospective purchasers of the Stock, and expenses associated with any electronic road show (it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft); (ix) the fees and expenses of counsel for CD&R Univar Holdings, L.P.; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each of the Selling Stockholders, severally and not jointly, covenants that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of any counsel (and any other advisers)

representing such Selling Stockholder (other than as otherwise set forth in clause (ix) of the immediately preceding sentence) and (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder, provided, that, the Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make or have for the sharing of such costs and expenses. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriter hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, as of the date of this agreement and at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction;
(b)    Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(c)    Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Underwriter its written opinion and negative assurance letter, each in a form to be reasonably agreed, dated the Time of Delivery;
(d)    Debevoise & Plimpton LLP, New York counsel for CD&R Univar Holdings, L.P., shall have furnished to the Underwriter its written opinion, in a form to be reasonably agreed, dated such Time of Delivery;
(e)    Maples and Calder, Cayman Islands counsel for CD&R Univar Holdings, L.P., shall have furnished to the Underwriter its written opinion, in a form to be reasonably agreed, dated such Time of Delivery;
(f)    Debevoise & Plimpton LLP, New York counsel for Dahlia Investments Pte. Ltd., shall have furnished to the Underwriter its written opinion, in a form to be reasonably agreed, dated such Time of Delivery;
(g)    Allen & Gledhill LLP, Singapore counsel for Dahlia Investments Pte. Ltd., shall have furnished to the Underwriter its written opinion, in a form to be reasonably agreed, dated such Time of Delivery;
(h)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter;
(i)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the Chief Financial Officer of the Company shall have executed and furnished to the Underwriter a written certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter;
(j)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;
(k)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
(l)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;
(m)    The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;
(n)    The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each executive officer, director and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Underwriter;
(o)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(p)    The Company shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as the Underwriter may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 8; and
(q)    The Selling Stockholders shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of officers of the Selling Stockholders satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of the Time of Delivery, as to the performance by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as the Underwriter may reasonably request.
9.    (a)    The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b)    Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, in-so-far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) and the indemnity and contribution clauses in Section 9(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to the transactions contemplated hereby (the “Selling Stockholder Proceeds”).
(c)    The Underwriter will indemnify and hold harmless the Company, each Selling Stockholder and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors and employees against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholders each acknowledge that the following statements constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus: the statements in the fifth, eleventh, twelfth, thirteenth and twenty-first paragraphs under the heading “Underwriting” contained in the prospectus.
(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by any Selling Stockholder pursuant to this subsection (e) shall not exceed, for each such Selling Stockholder, the Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
10.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.
11.    If this Agreement shall be terminated pursuant to a default by the Underwriter of its obligations to purchase the Shares that it has agreed purchase at the Time of Delivery, the Company and the Selling Stockholders shall not then be under any liability to the Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company and the Selling Stockholders will reimburse the Underwriter for all out of pocket expenses approved in writing by the Underwriter, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.
12.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(n) hereof, shall be delivered or sent by mail to his or her respective address provided in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
13.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Selling Stockholders and the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholders or any Underwriter and their respective officers, directors, employees, selling agents, heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
14.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
15.    Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
16.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, with respect to the subject matter hereof. Notwithstanding the foregoing sentence, nothing in this Agreement shall be deemed to supersede the agreements between the Company and the Selling Stockholders relating to the subject matter hereof contained in Fourth Amended and Restated Stockholders Agreement.
17.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18.    The Company, each Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with the Underwriter’s understanding, please sign and return to the Company one copy for the Company and each Selling Stockholder plus one copy for each counsel, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

Very truly yours,
Univar Inc.

By:	/s/ Stephen N. Landsman Name: Stephen N. Landsman Title: General Counsel

Signature Page to Underwriting Agreement

Accepted as of the date hereof
CD&R Univar Holdings, L.P., Selling Stockholder

By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore Name: Theresa A. Gore Title: Vice President, Treasurer and Assistant Secretary

Signature Page to Underwriting Agreement

Accepted as of the date hereof
Dahlia Investments Pte. Ltd., Selling
Stockholder

By:	/s/ Lee Chee Kong Name: Lee Chee Kong Title: Director

Signature Page to Underwriting Agreement

Accepted as of the date hereof
Goldman, Sachs & Co.

By:	/s/ Adam Greene Name: Adam Greene Title: Vice President

Signature Page to Underwriting Agreement

Schedule I

		Total Number of Shares to be Sold
A.
	CD&R Univar Holdings, L.P. c/o Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022	11,000,000

B.
	Dahlia Investments Pte. Ltd. c/o Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	4,000,000

Total		15,000,000

Schedule I

SCHEDULE II
(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

•
Press release issued by Univar Inc. and filed with the Securities Exchange Commission as a free writing prospectus on January 31, 2017 announcing the sale by the Selling Stockholders of 15,000,000 Shares of Univar Inc. Common Stock.

(b)    Additional documents incorporated by reference
•None
(c)    Price per share paid by the Underwriter: $28.70
•Price per share to the public: $29.00
•Number of Shares sold by the Selling Stockholders: 15,000,000

Schedule II

SCHEDULE III
Directors, Officers, and Stockholders Subject to Lock-Up
Directors:
Stephen Newlin
William Stavropoulos
Stephen Shapiro
Richard Fox
Edward Mooney
Robert Wood
David Wasserman
Mark Byrne
Christopher Pappas
Juliet Teo
Daniel Doheny
Executive Officers:
Stephen Newlin
Carl Lukach
Stephen Landsman
Stockholders:
CD&R Univar Holdings, L.P.
Dahlia Investments Pte. Ltd.

ANNEX I
[FORM OF LOCK-UP AGREEMENT]
Goldman, Sachs & Co.,
200 West Street
New York, New York 10282
Re: Univar Inc. — Public Offering
Ladies and Gentlemen:
The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Univar Inc., a Delaware corporation (the “Company”) and the Selling Shareholders named in Schedule I to such agreement providing for a public offering (the “Public Offering”) of common stock, $0.01 par value (the “Stock”) of the Company (the “Shares”), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by you to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned’s Shares") (other than the sale of any shares of Stock acquired after the Public Offering that is not required to be reported in any public report or filing with the SEC and regarding which the undersigned does not otherwise voluntarily effect any public filing or report). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect

Annex I-1

to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
The Lock-Up Period will commence on the date hereof (the “Public Offering Date”) and continue for 45 days thereafter.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Undersigned’s Shares without your prior written consent:
(i) to the Underwriter pursuant to the Underwriting Agreement;
(ii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Stock involving a Change of Control (as defined below) of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is abandoned, the Undersigned’s Shares shall remain subject to the restrictions hereunder; or
(iii) as a bona fide gift or gifts; or
(iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or
(v) as a distribution to partners, members or stockholders of the undersigned; or
(vi) to the undersigned’s subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or
(vii) to the Company to satisfy tax withholding obligations in connection with the exercise of options to purchase Stock; or
(viii) as transfers of shares of Stock by the undersigned in connection with bona fide gifts of such shares of Stock to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned;
provided, however, that (1) in the case of clauses (iii)-(vi) and (viii) above, you shall have received a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer; (2) such transfers (other than those described above in (i), (ii) and (vii)) shall not involve a disposition for value; and (3) the

Annex I-2

undersigned does not otherwise voluntarily effect any public filing or report regarding a transfer made pursuant to clauses (i) to (viii) above. For purposes of clause (ii) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of a majority of total voting power of the voting stock of the Company.
Nothing in this agreement shall prevent the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that such plan (1) does not provide for the transfer of Stock during the Lock-up Period, (2) is not required to be reported and is not voluntarily reported in any public report or filing with the SEC during the Lock-Up Period.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
The undersigned understands that you and the Company are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Shares to you or (2) February 12, 2017, in the event that the Underwriting Agreement has not been executed by that date.

Annex I-3

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title